Exhibit 99

The McGraw-Hill Companies Reports 7.1% EPS Increase From Continuing Operations

                          For Third Quarter of 2003



                 Results Exceed First Call Consensus Forecast



    NEW YORK, Oct. 23 /PRNewswire-FirstCall/ -- The McGraw-Hill Companies

(NYSE: MHP) today announced diluted earnings per share from continuing operations for the third quarter of 2003 of $1.51, a 7.1% increase over the

$1.41 for the same period last year.

    Income from continuing operations in the third quarter grew by 5.7% to

$290.3 million over the comparable quarter last year.  Including the impact of

S&P ComStock, which was divested in February 2003, net income increased $14.1 million, or 5.1%.

    Operating revenue for the third quarter grew by 4.0% to $1.6 billion.

    "Outstanding results in Financial Services, continued gains in higher education markets, excellent cost containment and favorable foreign exchange rates all contributed to our third quarter performance," said Harold McGraw

III, chairman, president and chief executive officer.  "As a result, our operating profit margin improved to 30.1% in the seasonally most important quarter of the year.

    "Earnings per share from operations exceeded the First Call consensus forecast of $1.50 for the third quarter by one cent.

    "For the first nine months of 2003, diluted earnings per share from continuing operations were $2.45, an 8.9% increase over the comparable period last year.  Including the after tax results of $57.2 million on the disposition of S&P ComStock, diluted earnings per share for nine months were

$2.75.

    "Income from continuing operations for nine months grew by 7.3% to $470.5 million.

    "Revenue for nine months increased 2.6% to $3.7 billion.



    Education:  "Revenue for this segment in the third quarter increased 1.0%

to just over $1.0 billion and operating profits declined 2.0% to $297.9 million compared to the same period last year after a $2.0 million increase in expense for the latest phase of the multi-year Global Transformation Project.

Foreign exchange contributed growth of $5.2 million to third quarter revenue and $2.5 million to operating profit.

    "The McGraw-Hill Higher Education, Professional and International Group's

revenue for the period increased 1.8% to $431.5 million.  The McGraw-Hill

School Education Group's revenue grew 0.5% in the third quarter to $574.4 million.

    "The School Education Group produced solid K-12 performances in key disciplines -- reading, math, social studies and science.  The breadth of our product lineup in both academic and non-academic disciplines enabled us to produce a modest gain in the third quarter despite capturing only 7% of the

Texas elementary social studies adoption and a decline in back-to-school sales of children's supplemental materials in the educational dealer and home markets.  We won 38% of the middle and high school social studies adoption in

Texas where more dollars were at stake.  As a result, we took a 28% share of the Texas social studies adoption.  Some cancellations and delays in ordering due to state budget pressures created by falling tax receipts also curbed growth opportunities in the third quarter, especially in the open territories.

    "Funding for the Reading First program, created as part of the landmark No

Child Left Behind Act of 2001, had a modest impact on the market in the third quarter.  Our Open Court Reading and Reading Mastery programs both benefited from the new federal program.  More local districts are expected to make purchases with Reading First funds in the fourth quarter.

    "In early October, the U.S. Department of Education completed Reading

First funding for the first year of the six-year program.  The recipients --

all 50 states, American Samoa, the Bureau of Indian Affairs and the District

of Columbia -- received approximately $900 million for the first year of the program.  Many of the recently approved states are expected to make sub-grants to local districts next spring for classroom programs that will be launched when the new school year starts in the fall of 2004.

    "The No Child Left Behind Act continues to be a primary driver of our performance in the testing market as most product lines produced year-to-year increases in sales.

    "In the Higher Education, Professional and International Group, college and university sales again outpaced the U.S. market and showed solid growth overseas.  In the U.S., our best sellers this year in the college and university market included:



     * Brinkley, American History: A Survey, 11/e

     * Garrison, Managerial Accounting, 10/e

     * Insel, Core Concepts in Health UPD, 9/e

     * Libby, Financial Accounting, 4/e

     * Lucas, The Art of Public Speaking, 8/e

     * Mader, Biology, 8/e

     * Saladin, Anatomy and Physiology, 3/e

     * Santrock, Life-Span Development, 9/e

     * Silberberg, Chemistry:  The Molecular Nature of Matter and Change, 3/e

     * Shier, Hole's Human Anatomy & Physiology, 10/e



    "Revenue from professional products was flat, as continued weakness in computer and technology titles and a decline in scientific, technical and medical sales offset growth in trade titles.



    Financial Services:  "Revenue for this segment in the third quarter increased 15.1% to $440.5 million, and operating profits grew by 33.6% to

$171.6 million.  Included in the operating results for 2002 is the performance of MMS International, which was divested in September 2002.  On a comparative basis, the absence of MMS International reduced operating revenue by 2.0% and had a negligible impact on operating profits in the third quarter.  Foreign exchange contributed $8.1 million to growth in revenue and $5.6 million to operating profit in the third quarter.

    "Continued strength in global ratings markets produced another record quarter at Standard & Poor's.  A vibrant worldwide structured finance market,

surging high-yield issuance and the growth of non-traditional services were key factors in the third quarter.

    "Bank loan ratings, counterparty credit ratings and global infrastructure ratings grew even faster than traditional ratings products.

    "New issue dollar volume rose in the United States and European bond markets in the third quarter compared to the same period last year, according to figures from Securities Data Corporation and Harrison Scott Publications.

In the U.S., new issue dollar volume increased 27.7% in the third quarter versus the same period last year.  Corporate issuance was up 38.8%.  Public finance declined by 12.7%.  Asset-backed issuance was up 33.7% while mortgage-backed issuance increased by 49.6%.  In Europe, new issue dollar volume soared by 107.4%.

   "Standard & Poor's index products and services had another outstanding quarter.  Assets under management in Exchange-Traded Funds based on the S&P indexes hit $66.6 billion at the end of the third quarter, up 35.6% versus the same period last year.  Option contracts linked to S&P indexes also continue to grow.  The S&P 500 E-mini averaged 619,552 contracts per day in the third quarter, up 6.5% compared to the third quarter last year.

    "Demand for brokerage information products remained soft.

    "Although merger and acquisition activity increased in the third quarter,

the lower value of new deals impacted sales of valuation services.



    Information and Media Services:  "Revenue for this segment decreased 3.5%

to $176.1 million and operating profits declined 2.4% to $19.3 million compared to third quarter results last year as aggressive cost controls continued to help shield softness in advertising markets.

    "At Broadcasting, political advertising during the recent campaign to recall California's Governor helped the stations in San Diego and Bakersfield,

but did not match the level of 2002 election year spending for the group.  As a result, Broadcasting revenue declined 7.5% to $24.8 million in the third quarter versus the same period in 2002.

    "For the Business-to-Business Group, which includes BusinessWeek,

construction, energy, aviation and healthcare products and services, revenue in the third quarter decreased by 2.8% to $151.3 million.

    "BusinessWeek's ad pages for the North American edition dropped 13.3% in the third quarter, according to Publishers Information Bureau.  There was one less issue published in the third quarter this year than in 2002.  On a same issue basis, BusinessWeek ad pages were down 3.8%, reflecting a 3.2% gain in

September.  BusinessWeek ran 327.4 advertising pages in the North American edition in September, making it the biggest month so far this year.

    "Advertising was soft in the aviation and healthcare markets.  The absence of a major air show in the third quarter -- the biennial Farnborough Air Show,

held in the third quarter of 2002 -- was also a factor.  In construction,

sales to building product manufacturers increased, but could not offset the shutdown of Dodge Scan last year and softness in the commercial construction and advertising markets.  However, effective cost containment resulted in improved margins.  The energy market also experienced some softness because of weakness in the power sector, but information products for the oil industry continue to do well globally.



    The outlook:  "The results achieved in the third quarter again underscore the resiliency of The McGraw-Hill Companies' portfolio and our year-long confidence in forecasting 7-to-9% earnings per share growth for 2003, which includes a 5-cent non-cash, non-operating change in pension accounting assumptions."



    Conference Call Schedule: The Corporation's senior management will review the third quarter 2003 earnings results on a conference call scheduled for this morning, October 23rd, at 8:30 AM Eastern Time.  This call is open to all interested parties. Discussions may include forward-looking information.

Additional information presented on the conference call may be made available on the Management Commentary page of the Investor Relations section of the

Corporation's website at www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in by 8:15 AM Eastern Time and register before the start of the call. Domestic participants may call toll-free (888)

673-9805; international participants may call +1 (773) 756-4631 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is

Harold McGraw III. The conference call will also be Webcast. Go to the

Corporation's Investor Relations website and click on the 3Q Earnings button.

At the next screen, select the Webcast link under Listening Options. You will need Windows Media Player. The prepared remarks and slides will be available for downloading from the Investor Relations website's Management Commentary archive several hours after the end of the call. The Webcast replay will be available until October 30, 2003.



    The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors,

including worldwide economic, financial and political conditions, the health of capital and equity markets, including possible future interest rate changes, the pace of recovery in the economy and in advertising, the level of expenditures in the education market, the successful marketing of competitive products and the effect of competitive products and pricing.



    About The McGraw-Hill Companies:

    Founded in 1888, The McGraw-Hill Companies is a global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard &

Poor's, BusinessWeek and McGraw-Hill Education. The Corporation has more than

320 offices in 34 countries. Sales in 2002 were $4.8 billion. Additional information is available at http://www.mcgraw-hill.com.





                               Statements of Income

                    Periods ended September 30, 2003 and 2002



                       (in thousands, except per share data)





    (unaudited)                                      Three Months

                                       ---------------------------------------

                                            2003           2002      % Change

                                       -----------    -----------    ---------

    Operating revenue                  $ 1,622,606    $ 1,560,930       4.0



    Expenses, net                        1,159,792      1,133,436       2.3

                                       -----------    -----------

    Income from operations                 462,814        427,494       8.3



    Interest expense                         2,026          5,965     -66.0

                                       -----------    -----------

    Income from continuing operations

     before taxes on income                460,788        421,529       9.3



    Provision for taxes on income          170,492        146,979      16.0

                                       -----------    -----------

    Income from continuing operations  $   290,296    $   274,550       5.7

                                       -----------    -----------

    Discontinued operations:



    Earnings from operations of

     discontinued component            $       -      $     2,671       N/M

    Income tax expense                         -            1,002       N/M

                                       -----------    -----------

    Earnings from discontinued

     operations                        $       -      $     1,669       N/M



    Net income                         $   290,296    $   276,219       5.1

                                       ===========    ===========

    Earnings per common share:



    Basic earnings per share:

    Income from continuing operations  $      1.52    $      1.42       7.0

                                       ===========    ===========

    Net income                         $      1.52    $      1.43       6.3

                                       ===========    ===========

    Diluted earnings per share:

    Income from continuing operations  $      1.51    $      1.41       7.1

                                       ===========    ===========

    Net income                         $      1.51    $      1.42       6.3

                                       ===========    ===========

    Dividend per common share:         $     0.270    $     0.255       5.9

                                       -----------    -----------

    Average number of common shares

     outstanding:

        Basic                              190,524        193,030

        Diluted                            192,055        194,461



     N/M - not meaningful





                               Statements of Income

                    Periods ended September 30, 2003 and 2002



                       (in thousands, except per share data)



    (unaudited)                                       Nine Months

                                       ---------------------------------------

                                           2003           2002       % Change

                                       -----------    -----------    ---------

    Operating revenue                  $ 3,659,627    $ 3,566,745       2.6



    Expenses, net                        2,905,361      2,863,276       1.5

                                       -----------    -----------

    Income from operations                 754,266        703,469       7.2



    Interest expense                         7,378         19,538     -62.2

                                       -----------    -----------

    Income from continuing operations

     before taxes on income                746,888        683,931       9.2



    Provision for taxes on income          276,348        245,380      12.6

                                       -----------    -----------

    Income from continuing operations  $   470,540    $   438,551       7.3

                                       -----------    -----------

    Discontinued operations:



    Earnings from operations of

     discontinued component            $    87,490    $     5,344       N/M

    Income tax expense                      30,304          2,004       N/M

                                       -----------    -----------

    Earnings from discontinued

     operations                        $    57,186    $     3,340       N/M



    Net income                         $   527,726    $   441,891      19.4

                                       ===========    ===========

    Earnings per common share:



    Basic earnings per share:

    Income from continuing operations  $      2.47    $      2.27       8.8

                                       ===========    ===========

    Net income                         $      2.77    $      2.29      21.0

                                       ===========    ===========

    Diluted earnings per share:

    Income from continuing operations  $      2.45    $      2.25       8.9

                                       ===========    ===========

    Net income                         $      2.75    $      2.27      21.1

                                       ===========    ===========

    Dividend per common share:         $     0.810    $     0.765       5.9

                                       -----------    -----------

    Average number of common shares

     outstanding:

        Basic                              190,447        192,993

        Diluted                            191,788        194,758



     N/M - not meaningful





                            The McGraw-Hill Companies

                           Operating Results by Segment

                    Periods ended September 30, 2003 and 2002



                              (dollars in thousands)



    (unaudited)                                   Revenue

                                  -------------------------------------------

                                                                 % Favorable

                                      2003          2002        (Unfavorable)

                                  -----------   -----------     -------------

    Three Months



    McGraw-Hill Education         $ 1,005,951   $   995,655          1.0

    Financial Services (1)            440,525       382,814         15.1

    Information and Media

     Services                         176,130       182,461         (3.5)

                                  -----------   -----------     -------------

    Total Operating Segments        1,622,606     1,560,930          4.0

    General Corporate Expense              -             -            -

    Interest Expense                       -             -            -

                                  -----------   -----------     -------------

    Total Company                 $ 1,622,606   $ 1,560,930          4.0

                                  ===========   ===========     =============



                                               Operating Profit

                                  -------------------------------------------

                                                                 % Favorable

                                      2003          2002        (Unfavorable)

                                  -----------   -----------     -------------

    Three Months



    McGraw-Hill Education          $  297,901    $  303,861         (2.0)

    Financial Services (1)            171,618       128,493         33.6

    Information and Media

     Services                          19,311        19,791         (2.4)

                                  -----------   -----------     -------------

    Total Operating Segments          488,830       452,145          8.1

    General Corporate Expense         (26,016)      (24,651)        (5.5)

    Interest Expense                   (2,026)       (5,965)        66.0

                                  -----------   -----------     -------------

    Total Company                  $  460,788*   $  421,529*         9.3

                                  ===========   ===========     =============



     * Income from continuing operations before taxes on income

    (1) The 2002 quarter and year-to-date results include a $14.5 million pre-

        tax loss ($2.0 million after-tax benefit, or 1 cent per diluted share)

        on the disposition of MMS International.





                            The McGraw-Hill Companies

                           Operating Results by Segment

                    Periods ended September 30, 2003 and 2002



                              (dollars in thousands)



    (unaudited)                                   Revenue

                                  ------------------------------------------

                                                                % Favorable

                                      2003          2002       (Unfavorable)

                                  -----------   -----------    -------------

    Nine Months



    McGraw-Hill Education         $ 1,844,805   $ 1,854,239        (0.5)

    Financial Services (1)          1,274,785     1,148,169        11.0

    Information and Media

     Services                         540,037       564,337        (4.3)

                                  -----------   -----------    -------------

    Total Operating Segments        3,659,627     3,566,745         2.6

    General Corporate Expense              -             -           -

    Interest Expense                       -             -           -

                                  -----------   -----------    -------------

    Total Company                 $ 3,659,627   $ 3,566,745         2.6

                                  ===========   ===========    =============



                                               Operating Profit

                                  ------------------------------------------

                                                                % Favorable

                                      2003          2002       (Unfavorable)

                                  -----------   -----------    -------------

    Nine Months



    McGraw-Hill Education         $   279,516   $   296,093        (5.6)

    Financial Services (1)            488,166       413,519        18.1

    Information and Media

     Services                          56,230        58,309        (3.6)

                                  -----------   -----------    -------------

    Total Operating Segments          823,912       767,921         7.3

    General Corporate Expense         (69,646)      (64,452)       (8.1)

    Interest Expense                   (7,378)      (19,538)       62.2

                                  -----------   -----------    -------------

    Total Company                 $   746,888*  $   683,931*        9.2

                                  ===========   ===========    =============



     * Income from continuing operations before taxes on income

    (1) The 2002 quarter and year-to-date results include a $14.5 million pre-

        tax loss ($2.0 million after-tax benefit, or 1 cent per diluted share)

        on the disposition of MMS International.



SOURCE  The McGraw-Hill Companies

    -0-                             10/23/2003

    /CONTACT:  Media Relations Contacts:

               Steven H. Weiss

               Vice President, Corporate Communications

               The McGraw-Hill Companies

               (212) 512-2247 (office)

               (917) 374-2024 (mobile)

               (212) 580-2565 (home)

               weissh@mcgraw-hill.com



               Tom DiPiazza

               Director, Corporate Communications

               The McGraw-Hill Companies

               (212) 512-4145 (office)

               (917) 328-7582 (mobile)

               (201) 802-9053 (home)

               tom_dipiazza@mcgraw-hill.com



               Investor Relations Contact:

               Donald S. Rubin

               Senior Vice President, Investor Relations

               The McGraw-Hill Companies

               (212) 512-4321 (office)

               (212) 512-3840 (fax)

               donald_rubin@mcgraw-hill.com   /

    /Web site:  http://www.mcgraw-hill.com /

    (MHP)



CO:  McGraw-Hill Companies

ST:  New York

IN:  PUB FIN

SU:  ERN